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EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE


The following table sets forth the computation of basic and diluted earnings per share:

                                                               Three months ended June 30,  Six months ended June 30,
                                                                   1999           1998         1999          1998
                                                                ----------     ----------   ----------    ----------
Numerator:
Net income (loss)                                               (1,355,210)    (1,062,916)  (2,444,054)   (2,648,727)
Dividend on Series A preferred stock                                (5,703)        (5,703)     (11,406)      (11,406)
                                                                ----------     ----------   ----------    ----------
Numerator for basic and diluted earnings (loss) per
share - income (loss) available to common stockholders          (1,360,913)    (1,068,619)  (2,455,460)   (2,660,133)
                                                                ----------     ----------   ----------    ----------

Denominator:
Denominator for basic earnings (loss) per share -
weighted average shares outstanding                              6,722,675      5,764,628    6,725,185     5,756,583
Effect of dilutive securities
Warrants                                                                --             --           --            --
                                                                ----------     ----------   ----------    ----------

Dilutive potential common shares Denominator
for diluted earnings (loss) per share adjusted
weighted-average shares and assumed conversion                   6,722,675      5,764,628    6,725,185     5,756,583
                                                                ----------     ----------   ----------    ----------

Basic earnings (loss) per share                                      (0.20)         (0.19)       (0.36)        (0.46)
                                                                ----------     ----------   ----------    ----------

Diluted earnings (loss) per share                                    (0.20)         (0.19)       (0.36)        (0.46)
                                                                ----------     ----------   ----------    ----------